SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Rule 12g-3(a))

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

BANK OF WILMINGTON CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	To be assigned *	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

*	This Report is filed by Registrant as successor issuer to Bank of Wilmington which previously filed reports with the Federal Deposit Insurance Corporation pursuant to Section 12(i) of the Exchange Act. Registrant’s common stock is deemed to be registered under Section 12(g) of the Exchange Act by virtue of Rule 12g-3(a) thereunder.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

COMPLETION OF SHARE EXCHANGE

Bank of Wilmington Corporation (the “Registrant”) was incorporated on June 20, 2005, by and at the direction of the board of directors of Bank of Wilmington (the “Bank”) for the sole purpose of acquiring the Bank and serving as the Bank’s parent bank holding company.

Effective at 12:01 A.M. on September 1, 2005 (the “Effective Time”), Registrant acquired the Bank in a statutory share exchange (the “Reorganization”) effected under North Carolina law and in accordance with the terms of an Agreement and Plan of Reorganization and Share Exchange dated June 24, 2005 (the “Agreement”). The Agreement and the Reorganization previously were approved by the Bank’s shareholders at a special meeting held on August 12, 2005. Pursuant to the Agreement, at the Effective Time each of the 3,416,068 outstanding shares of the Bank’s $3.50 par value common stock formerly held by its shareholders was converted into and exchanged for one newly issued share of Registrant’s $3.50 par value common stock, and the Bank became a wholly-owned subsidiary of Registrant.

Registrant’s directors and executive officers are the same as those of the Bank, and Registrant’s current shareholders consist of the former shareholders of the Bank who own the same percentages of Registrant’s common stock as they previously owned of the Bank’s common stock. Shareholders will receive certificates evidencing their shares of Registrant’s common stock in exchange for and upon the proper surrender of their Bank certificates. Registrant’s common stock is listed for trading on The Nasdaq SmallCap Market under the trading symbol “BKWW.”

Registrant is a North Carolina business corporation that will operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and be subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. Registrant has no other subsidiaries and, prior to its acquisition of the Bank, Registrant had no material assets and conducted no business or operations other than those activities related to its organization and the Reorganization.

The Bank is an insured, North Carolina state-chartered commercial bank which was incorporated and commenced banking operations during 1998 and which engages in a general commercial and consumer banking business. The Bank’s main banking office is located at 1117 Military Cutoff Road, Wilmington, North Carolina. The Bank’s operations are primarily retail oriented and are aimed at individuals and small to medium-sized businesses located in its market area.

Prior to the share exchange, the Bank’s common stock was registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, it filed annual and quarterly reports, proxy statements and other information with the Federal Deposit Insurance Corporation (“FDIC”). Copies of reports filed by the Bank are on file with the FDIC and are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Copies of those reports also may be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913, or by facsimile at (202) 898-8505.

As a result of the share exchange, Registrant is a successor issuer to the Bank as provided in the Commission’s Rule 12g-3(a) under the Exchange Act, and Registrant’s $3.50 par value common stock is deemed to be registered under Section 12(g) of the Exchange Act. Registrant has become subject to the information requirements of the Exchange Act and will file reports, proxy statements and other information with the Commission. This Current Report on Form 8-K is Registrant’s initial report under the Exchange Act.

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DESCRIPTION OF REGISTRANT’S COMMON STOCK

Authorized Capital Stock. Registrant’s Articles of Incorporation authorize it to issue 12,500,000 shares of common stock, $3.50 par value per share.

Voting Rights. The holders of Registrant’s common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders and in the election of each director. Shareholders are not entitled to vote cumulatively in the election of directors.

Charter Amendments. With certain exceptions, an amendment to Registrant’s Articles of Incorporation, including a provision to increase its authorized capital stock, may be effected if the amendment is recommended to Registrant’s shareholders by the board of directors and if the votes cast by shareholders in favor of the amendment exceed the votes cast against it.

Merger, Share Exchange, Sale of Assets, and Dissolution. In general, North Carolina law requires that any merger, share exchange, voluntary liquidation, or transfer of substantially all the assets (other than in the ordinary course of business) of Registrant be recommended to shareholders by Registrant’s board of directors and be approved by the affirmative vote of at least a majority of all outstanding shares of Registrant’s common stock.

Dividends. Holders of Registrant’s common stock are entitled to dividends when, as and if declared by Registrant’s board of directors from funds legally available, whether in cash or in stock.

Miscellaneous. In any dissolution or liquidation of Registrant, the holders of Registrant’s common stock would be entitled to participate ratably in the distribution of assets legally available for distribution to shareholders after payment of Registrant’s debts. Registrant’s shareholders do not have preemptive rights to acquire other or additional shares which might be issued by Registrant in the future, and they do not have any redemption, sinking fund or conversion rights.

Register and Transfer Company, Cranford, New Jersey, acts as registrar and transfer agent for Registrant’s common stock.

Charter and Bylaw Provisions Having Potential Anti-Takeover Effects. The following paragraphs summarize certain provisions of Registrant’s Articles of Incorporation and Bylaws that may have the effect, or be used as a means, of delaying or preventing attempts to acquire control of Registrant.

Registrant’s Bylaws provide that, if the number of Registrant’s directors were to be set at nine or more, then its board of directors would be divided into three classes and its directors would be elected to staggered three-year terms. At each annual meeting of Registrant’s shareholders, the terms of directors in one class would expire and a number of directors equal to the number of members of that class would be elected to new three-year terms. Therefore, shareholders would vote on approximately one-third of Registrant’s directors each year, and voting at two consecutive annual meetings would be required for shareholders to replace a majority of Registrant’s board of directors.

Subject to certain limitations under North Carolina law, Registrant’s Bylaws may be amended or repealed by either its board of directors or its shareholders. Therefore, Registrant’s board of directors is authorized to amend or repeal Bylaws without the approval of Registrant’s shareholders. However, a Bylaw adopted, amended or repealed by Registrant’s shareholders may not be readopted, amended or repealed by the board of directors alone unless Registrant’s Articles of Incorporation or a Bylaw adopted by its shareholders authorizes the board of directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

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Registrant’s Bylaws provide that special meetings of shareholders may be called only by or at the direction of Registrant’s Chairman, Chief Executive Officer or board of directors. Therefore, shareholders have no separate right to call a special meeting or to require that a special meeting be called.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
2.01	Agreement and Plan or Reorganization and Share Exchange dated June 24, 2005, between Registrant and the Bank

3.01	Registrant’s Articles of Incorporation

3.02	Registrant’s Bylaws

21.01	Subsidiaries of Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF WILMINGTON CORPORATION
(Registrant)

Date: September 1, 2005	By:	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.01	Agreement and Plan or Reorganization and Share Exchange dated June 24, 2005, between Registrant and the Bank

3.01	Registrant’s Articles of Incorporation

3.02	Registrant’s Bylaws

21.01	Subsidiaries of Registrant